Consent of Independent Registered Public Accounting Firm

         We have issued our report dated November 20, 2007 accompanying the financial statements of Insured Municipals Income Trust, 205th Insured Multi-Series as of July 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                        GRANT THORNTON LLP


New York, New York
November 20, 2007